UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 27, 2007
GLOBAL CONSUMER ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-144799	26-0469120

(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

1370 Avenue of the Americas, 28th Floor, New York, New York	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 445-7800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
     On November 27, 2007, Global Consumer Acquisition Corp. (the “Company”) consummated the initial public offering (the “IPO”) of 31,948,850 units (the “Units”), including 1,948,850 Units issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock, at an exercise price of $7.50 per share. The Warrants expire November 27, 2012 unless earlier redeemed. Once the Warrants become exercisable, they will be redeemable in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ notice, but such redemption may only occur if the last sale price of the Company’s Common Stock equals or exceeds $14.25 per share or any 20 trading days within a 30 day trading period ending three business days prior to the time that the Company sends the notice of redemption to the Warrant holders. The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $319,488,500.
     Simultaneously with the consummation of the IPO, the Company consummated the private sale of an aggregate of 8,500,000 warrants (the “Private Placement Warrants”) to Hayground Cove Asset Management LLC (the “Sponsor”) and Scott LaPorta, our Chief Executive Officer, at a purchase price of $1.00 per Private Placement Warrant in a private placement (the “Private Placement”) pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Such Private Placement was consummated (pursuant to an amended and restated subscription agreement) immediately prior to the effective date (the “Effective Date”) of the IPO. The Private Placement Warrants are identical to the Warrants included in the Units sold in the IPO, except that the Private Placement Warrants (i) are non-redeemable so long as they are held by the Sponsor or its permitted transferees, (ii) are exercisable by the holders on a “cashless” basis and (iii) may not be transferred, assigned or sold, except to certain permitted transferees, until 180 days after the Company completes its initial business combination. If the Company does not complete an initial business combination, the $8,500,000 in gross proceeds to the Company from the sale of the Private Placement Warrants in the Private Placement will be part of the liquidating distribution to the Company’s public stockholders, and the Private Placement Warrants will expire worthless.
     A total of $314,158,960 of the net proceeds from the Private Placement and the IPO, including $9,584,655 of deferred underwriting discount, were placed in a trust account established for the benefit of the public stockholders of the Company. The funds will not be released until the earlier of the Company’s completion of its initial business combination or the Company’s liquidation, although the Company may withdraw up to an aggregate of approximately $4,100,000 of the interest income accumulated on the funds.
     Audited financial statements as of November 27, 2007, reflecting receipt of the proceeds received by the Company in connection with the closing of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.
     The Company is including as exhibits to this Current Report on Form 8-K executed copies of its Investment Management Trust Agreement and Warrant Agreement with Continental Stock Transfer & Trust Company and an as adopted copy of its Amended and Restated Certificate of Incorporation.
ITEM 9.01. Financial Statements and Exhibits.
(c)	Exhibits

3.1	Amended and Restated Certificate of Incorporation

4.1	Warrant Agreement, dated November 27, 2007, by and between Global Consumer Acquisition Corp. and Continental Stock Transfer & Trust Company.

10.1	Investment Management Trust Agreement, dated November 27, 2007, by and between Global Consumer Acquisition Corp. and Continental Stock Transfer & Trust Company.

99.1	Audited Financial Statements.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CONSUMER ACQUISITION CORP.
Date: December 3, 2007	By:	/s/ Scott LaPorta
		Name:	Scott LaPorta
		Title:	President & Chief Executive Officer

	By:	/s/ Andrew Nelson
		Name:	Andrew Nelson
		Title:	Chief Financial Officer